Beherrschungs- und Gewinnabfuehrungsvertrag

zwischen der

Coca-Cola GmbH, eingetragen im Handelsregister des Amtsgerichts Essen unter HRB 527,

                                              (nachfolgend "CC GmbH" genannt"),
und der

Coca-Cola   Erfrischungsgetaenke   AG,   eingetragen  im  Handelsregister  des
Amtsgerichts Berlin- Charlottenburg unter HRB 62845,

                                               (nachfolgend "CCE AG" genannt").

Vorbemerkung
------------

Im Rahmen der Neustrukturierung des deutschen Coca-Cola Systems soll eine strkere Regionalisierung der deutschen Coca-Cola Organisation erreicht werden. Durch die Beibehaltung einer Mehrzahl von Konzessionaeren soll sich auch die Stellung der CCE AG innerhalb der deutschen Konzessionaere aendern. Vor diesem Hintergrund vereinbaren die CC GmbH und die CCE AG Folgendes:

[Section] 1     Leitung
                -------

1.1 CCE AG unterstellt sich der Leitung der CC GmbH. CC GmbH ist demgemaess berechtigt, dem Vorstand der CCE AG Weisungen zur Geschaeftsfuehrung zu erteilen.

1.2 Weisungen zu Manahmen der Geschaeftsfuehrung, die der Zustimmung des Aufsichtsrats der CCE AG buedrfen, sind schriftlich, per Telekopie oder per E-Mail zu erteilen.

[Section] 2     Gewinnabfuehrung
                ----------------

2.1 CCE AG ist waehrend der Vertragsdauer verpflichtet, ihren gesamten Gewinn an CC GmbH abzufuehren. Als Gewinn gilt - vorbehaltlich einer Bildung oder Aufloesung von Ruecklagen nach [Section] 2.2 - der ohne die Gewinnabfuehrung entstehende Jahresueberschuss, vermindert um einen etwaigen Verlustvortrag aus dem Vorjahr und um den Betrag, der gemaess [Section] 300 AktG in die gesetzliche Ruecklage einzustellen ist.

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                                   -2-


2.2 CCE AG kann mit Zustimmung der CC GmbH Betaerge aus dem Jahresueberschuss in andere Gewinnruecklagen einstellen, sofern dies handelsrechtlich zulaessig und bei vernuenftiger kaufmaennischer Beurteilung wirtschaftlich begruendet ist. Sind waehrend der Dauer dieses Vertrags Betaerge in andere Gewinnruecklagen nach [Section] 272 Abs. 3 HGB (nachfolgend "Andere Gewinnruecklagen", genannt) und/oder Kapitalruecklagen aus Zuzahlungen der CC GmbH nach [Section] 272 Abs. 2 Nr. 4 HGB (nachfolgend "Kapitalruecklagen aus Zuzahlungen", genannt) eingestellt worden, so sind diese Betraege auf Verlangen der CC GmbH aufzuloesen und zum Ausgleich eines Jahresfehlbetrags zu verwenden oder als Gewinn abzufuehren. Andere Gewinnruecklagen und Kapitalruecklagen aus Zuzahlungen, die vor Beginn dieses Vertrags gebildet wurden, duerfen nicht als Gewinn abgefuehrt werden.

2.3 Die Verpflichtung zur Gewinnabfuehrung gilt erstmals fuer den gesamten Gewinn des am 01.01.2002 beginnenden Geschaeftsjahrs.

[Section] 3     Verlustuebernahme
                -----------------

     CC GmbH ist verpflichtet, jeden waehrend der Vertragsdauer sonst entstehenden Jahres- fehlbetrag auszugleichen, soweit dieser nicht dadurch ausgeglichen wird, dass den Anderen Gewinnruecklagen und/oder Kapitalruecklagen aus Zuzahlungen Betraege entnommen werden, die waehrend der Vertragsdauer in sie eingestellt worden sind. Vorvertragliche Verluste werden nicht uebernommen.

[Section] 4     Ausgleich gemaess [Section] 304 AktG
                ------------------------------------

4.1 CC GmbH garantiert saemtlichen uebrigen Aktionaeren der CCE AG (nachfolgend "aussenstehende Aktionaere der CCE AG", genannt) als angemessenen Ausgleich fuer jedes volle Geschaeftsjahr der CCE AG und fuer jede nennwertlose Stueckaktie der CCE AG die Zahlung von EUR 0,76. Die Ausgleichszahlung ist am Tag nach der ordentlichen Hauptversammlung der CCE AG faellig, in der der Vorstand den festgestellten Jahresabschluss fuer das abgelaufene Geschaeftsjahr vorlegt oder die ueber die Feststellung des Jahresabschlusses fuer das abgelaufene Geschaeftsjahr beschliesst.

4.2 Die Ausgleichszahlung erfolgt erstmals fuer das volle am 01.01.2002 beginnende Geschaeftsjahr der CCE AG. Falls das Geschaeftsjahr der CCE AG waehrend der Laufzeit dieses Vertrags geaendert wird, vermindert sich der Ausgleich zeitanteilig. Hingegen

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                                   -3-


     vermindert  sich  der  Ausgleich   nicht,  falls  dieser Vertrag  waehrend
     eines Geschaeftsjahrs der CCE AG endet.

4.3 Die Ausgleichszahlung erhalten diejenigen aussenstehenden Aktionaere der CCE AG, die im Zeitpunkt der Faelligkeit der Ausgleichszahlung noch Aktionaere der CCE AG sind. Soweit ein auessenstehender Aktionr gemaess [Section] 6 seine Aktien auf die CC GmbH oder ein von der CC GmbH benanntes Unternehmen mit Wirkung zum 31.12.2006, 24.00 Uhr, uebertaergt, erhaelt er fr das Geschaeftsjahr 2006 dennoch die volle Ausgleichszahlung. Soweit ein aussenstehender Aktioaenr gemaess {Section] 6 seine Aktien auf die CC GmbH oder ein von der CC GmbH benanntes Unternehmen mit Wirkung zum 31.12.2005,
     24.00  Uhr,  uebertraegt,  erhlt  er  fuer  alle  Geschaeftsjahre  bis  zum
     31.12.2005 die volle Ausgleichszahlung, wenn er an die CC GmbH seine zukuenftigen Zahlungsansprueche gegen die CCE AG auf Auszahlung einer Dividende fuer die Geschaeftsjahre bis zum 31.12.2005 abtritt.

4.4 Bei einer Erhoehoeng des Grundkapitals der CCE AG aus Gesellschaftsmitteln bleibt der Gesamtbetrag des an alle aussenstehenden Aktionaere zu zahlenden Ausgleichs unveraendert und verringert sich proportional der auf die einzelne Aktie entfallende Ausgleichsbetrag.

4.5  Bei einer  Erhoehoeng des  Grundkapitals  der CCE AG gegen Einlagen ist der
     Ausgleich   auch  auf  die  neuen  Aktien  zu  zahlen,   sofern  diese  von
     aussenstehenden Aktionaeren uebernommen werden.

4.6 Bei einer Herabsetzung des Grundkapitals der CCE AG zum Ausgleich vorvertraglicher Verluste bleibt der Gesamtbetrag des an alle aussenstehenden Aktionaere zu zahlenden Ausgleichs unveraendert und erhoeht sich proportional der auf die einzelne Aktie entfallende Ausgleichsbetrag.

4.7 Wird das Grundkapital der CCE AG dadurch neu gestueckelt, dass bei gleich bleibender Hoehe des Grundkapitals neue Aktien ausgegeben werden, wodurch sich der auf die einzelne Aktie entfallende anteilige Betrag des Grundkapitals verringert (Aktiensplit), bleibt der Gesamtbetrag des an alle aussenstehenden Aktionaere zu zahlenden Ausgleichs unveraendert und verringert sich proportional der auf die einzelne Aktie entfallende Ausgleichsbetrag.

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                                   -4-


[Section] 5     Wirksamwerden und Dauer
                -----------------------

5.1 Dieser Vertrag wird unter der aufschiebenden Bedingung der Zustimmung der Hauptversammlung der CCE AG und der Gesellschafterversammlung der CC GmbH abgeschlossen.

5.2 Dieser Vertrag steht unter der aufschiebenden Bedingung, dass die zustaendige Kartellbe- hrde mitgeteilt, dass der Abschluss dieses Vertrags keinen der Fusionskontrolle unter- liegenden Zusammenschlusstatbestand darstellt oder dass die zustaendige Kartellbehoerde im Rahmen eines Fusionskontrollverfahrens den Zusammenschluss innerhalb der ge- setzlichen Fristen nicht untersagt.

5.3 Der Vertrag wird erst wirksam, wenn sein Bestehen in das Handelsregister der CCE AG eingetragen worden ist. Er gilt, soweit rechtlich zulaessig, ab dem 01.01.2002, 0.00 Uhr, und endet am 31.12.2006, 24.00 Uhr. Der Vertrag kann von der CC GmbH unter Einhaltung einer Kuendigungsfrist von neun Monaten zum Jahresende, erstmals mit Wirkung zum 31.12.2004, 24.00 Uhr, schriftlich gekuendigt werden.

5.4 Das Recht zur Kuendigung des Vertrags aus wichtigem Grund ohne Einhaltung einer Kndigungsfrist bleibt unberhrt.

[Section] 6     Absicherung des Aktienwerts
                ---------------------------

6.1 Jeder aussenstehende Aktionaer der CCE AG hat das Recht (im Sinne eines echten Vertrags zu Gunsten Dritter), durch schriftliche Erklaerung, die der in der Anlage zu diesem Vertrag beigefuegten Erklaerung entsprechen muss, der CC GmbH unwiderruflich anzubieten, alle oder eine bestimmte Anzahl seiner CCE AG Aktien gegen Zahlung von EUR 16,87 je Aktie an die CC GmbH oder ein von der CC GmbH benanntes Unternehmen mit Wirkung zum 31.12.2006,
     24.00 Uhr, zu verkaufen und zu uebertragen ("Angebot").

6.2 Das Angebot muss bis zum 31.12.2006, 24.00 Uhr, befristet sein und der CC GmbH spaetestens am 31.10.2006 zugehen.

6.3  Andere und/oder weitere Bedingungen  und/oder  Befristungen  duerfen in dem
     Angebot   nicht   enthalten   sein.   Aktienurkunden,    Gewinnanteil   und
     Erneuerungsscheine sind,


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                                      -5-

     soweit sie an den aussenstehenden Aktionaer ausgegeben worden sind, dem Angebot beizufuegen.

6.4  Geht   das   Angebot   samt   der    Aktienurkunden,    Gewinnanteil    und
     Erneuerungsscheine der CC GmbH rechtzeitig zu, ist die CC GmbH verpflichtet, das Angebot innerhalb der gesetzten Frist selbst anzunehmen oder die Annahme durch ein von ihr benanntes Unternehmen herbeizufuehren. Falls die CC GmbH die Annahme durch ein von ihr benanntes Unternehmen herbeifuehrt, buergt die CC GmbH selbstschuldnerisch fuer die Erfuellung aller Verpflichtungen des von ihr benannten Unternehmens aus diesem Vertrag.

6.5 Der Kaufpreis ist innerhalb einer Woche nach Wirksamwerden der Uebertragung zur Zahlung faelig.

6.6 Falls dieser Vertrag zu einem frueheren Zeitpunkt als zum 31.12.2006, 24.00 Uhr, endet, gelten die Bestimmungen dieses [Section] 6 entsprechend mit der Massgabe, dass der CC GmbH anzubieten ist, die CCE AG Aktien mit Wirkung zum 31.12.2005, 24.00 Uhr, zu verkaufen und zu uebertragen, und dass das Angebot der CC GmbH innerhalb von sechs Wochen nach dem Zeitpunkt zugehen muss, zu dem die Beendigung dieses Vertrags den aussenstehenden Aktionaeren der CCE AG an die zuletzt schriftlich bekannt gegebene Anschrift der jeweiligen Empfaenger mitgeteilt worden ist, und bis spaetestens zwoelf Wochen nach diesem Zeitpunkt befristet sein muss. Eine Mitteilung an den der CC GmbH zuletzt schriftlich bekannt gegebenen Geschaeftsfuehrer der Norddeutscher Pool GbR ersetzt eine Mitteilung an diejenigen aussenstehenden Aktioaenre, die Gesellschafter der Norddeutscher Pool GbR sind.

[Section] 7     Schlussbestimmungen
                -------------------

7.1 Dieser Vertrag enthaelt alle zwischen der CC GmbH und der CCE AG getroffenen Vereinbarungen. Nebenabreden bestehen nicht.

7.2 Aenderungen und Ergaenzungen dieses Vertrags beduerfen der Schriftform, der Zustimmung der Hauptversammlung der CCE AG und der Gesellschafterversammlung der CC GmbH und werden erst mit ihrer Eintragung im Handelsregister wirksam. [Section] 295 Abs. 2 AktG bleibt unberiehrt.

7.3 Sollten einzelne Bestimmungen dieses Vertrags ganz oder teilweise unwirksam oder undurchfuehrbar sein oder werden oder sollte sich herausstellen, dass dieser Vertrag eine Lcke aufweist, wird dadurch die Wirksamkeit der uebrigen Bestimmungen nicht berhuert.


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                                      -6-


     An Stelle der unwirksamen oder undurchfuehrbaren Bestimmung oder zur Ausfuellung der Lcke werden die CC GmbH und die CCE AG eine angemessene Regelung vereinbaren, die, soweit rechtlich zulaessig, dem am naechsten kommt, was die CC GmbH und die CCE AG gewollt haben oder nach dem Sinn und Zweck dieses Vertrags gewollt haetten, sofern sie diesen Punkt beim Abschluss des Vertrags bedacht haetten.

7.4  Dieser  Vertrag  unterliegt  dem  Recht  der  Bundesrepublik   Deutschland.
     Massgeblich ist die deutschsprachige Fassung.

7.5 Der Gerichtsstand fuer Streitigkeiten zwischen der CC GmbH und der CCE AG aus oder im Zusammenhang mit diesem Vertrag ist Essen.



Essen, den 19.11.2001                           Berlin, den ........ 2001


COCA-COLA GmbH :                                Coca-Cola Erfrischungsgetraenke
                                                Aktiengesellschaft:



/s/ Gotz-Michael Muller                         /s/
-----------------------------------             --------------------------------
Goetz-Michael Mueller
-Division President-



/s/ Detlef Schmitz                             /s/
----------------------------------             ---------------------------------
Detlef Schmitz
-Division Counsel-

                                                                        Anlage

An die
Coca-Cola GmbH
Max-Keith-Strasse 66
45136 Essen

Angebot  gemaess [Section] 6  des   zwischen   der   Coca-Cola   GmbH   und  der
Coca-Cola   Erfrischungsgetraenke  AG    geschlossenen         Beherrschungs-und
Gewinnabfuehrungsvertrags

Sehr geehrte Damen, sehr geehrte Herren,

ich, [Angabe des vollstaendigen Namens des Aktionaers], biete hiermit der Coca-Cola GmbH unwiderruflich an, [Angabe der Anzahl] nennwertlose Stueckaktien der Coca-Cola Erfrischungsgetraenke AG der Aktiengattung [Angabe der Aktiengattung(en)] mit den Aktiennummern [Angabe der Aktiennummern] (nachfolgend "Aktien genannt") gegen Zahlung von EUR 16,87 je Aktie an die Coca-Cola GmbH oder ein von der Coca-Cola GmbH benanntes Unternehmen mit Wirkung zum 31.12.[2006], 24.00 Uhr, zu verkaufen und zu uebertragen. Soweit Urkunden ueber die Aktien, Gewinnanteil-und Erneuerungsscheine an mich ausgegeben worden sind, fuege ich sie diesem Angebot bei.

Ich versichere, dass ich der alleinige rechtliche und wirtschaftliche Eigentmer der Aktien bin, vorbehaltlich der etwa notwendigen Zustimmung der Coca-Cola Erfrischungsgetrnke AG in der Verfuegung ber diese Aktien nicht beschrnkt bin und die Aktien nicht mit Rechten Dritter belastet sind. Im brigen ist die Haftung ausgeschlossen.

Mein Angebot ist bis zum 31.12.[2006], 24.00 Uhr, befristet. Ich verzichte gemaess [Section] 151 Satz 1 BGB auf den Zugang der Annahmeerklaerung.

Ich weise die Coca-Cola GmbH oder das von der Coca-Cola GmbH benannte Unternehmen an, den innerhalb einer Woche nach Wirksamwerden der Uebertragung faellig werdenden Kaufpreis auf mein Konto, Kontonummer [Angabe der Kontonummer], bei der [Angabe der Bank], Bankleitzahl [Angabe der Bankleitzahl], zu ueberweisen.

Mit freundlichen Gruessen


_________________________________________________
[Angabe des vollstaendigen Namens des Aktionaers]